SCHEDULE OF ESTIMATED FEES AND EXPENSES           Exhibit H
                     March 25, 2004                          Page 1 of 1



           THE CONNECTICUT LIGHT AND POWER COMPANY

Upfront Fees
     Arrangement Fee                                $             50,000

Legal Fees
    Counsel to the Purchaser and Agent                            15,000
    Counsel to the Applicants                                     10,000

Northeast Utilities Service Company                               15,000
(Financial, Accounting, Legal and Other Fees
and Services)
                                                    --------------------
Total Estimate of Fees and Expenses                 $             90,000
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                  CL&P RECEIVABLE CORPORATION

Independent Director Fees (annual)                  $              5,000

Citbank Audit Fees (annual)                                       20,000
                                                    --------------------

                                                    --------------------
Total Estimate of Fees and Expenses                 $             25,000
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